EXHIBIT 23.1
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     CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of Gold Reserve, Inc. on Form S-8 (File No. 033-61113) of our report on Gold Reserve Corporation, which includes an explanatory paragraph related to a change in accounting for the impairment of long-lived assets in 1996, dated February 23, 1998, except for Note 9 as to which the date is March 3, 1998, on our audits of the consolidated financial statements of Gold Reserve Corporation as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995.

                          /s/PricewaterhouseCoopers LLP

     Spokane, Washington
     April 1, 1999
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